PRESS RELEASE
                                                                       [i2 LOGO]

i2 ANNOUNCES FIRST QUARTER 2001 RESULTS
Management Acts Quickly to Address Sudden Downturn in Business Cycle

         DALLAS - APRIL 18, 2001 - i2 Technologies, Inc. (Nasdaq: ITWO), the leading provider of supply chain and marketplace solutions, announced today its full results for the first quarter of 2001. License revenues grew 86 percent over the first quarter of 2000 to $211 million from $114 million, and first quarter 2001 total revenues grew 91 percent to $357 million from $186 million in 2000. Financial results for the first quarter of 2000 do not include the results of Aspect Development, the acquisition of which was completed on June 9, 2000 and accounted for as a purchase.

         "i2 performed well this quarter despite the beginning of a down cycle in the economy," said Sanjiv Sidhu, i2 chairman and CEO. "In this slowing economy, where companies are more focused on bottom-line results and profitability, our customers are realizing the value and efficiencies i2 solutions can create for themselves and their trading partners."

         i2 recognized strong license revenues from existing customers in the quarter, especially in the high-tech sector where companies such as Lucent, Sun Microsystems, Matsushita Electric and Applied Materials made additional purchases - a strong sign of continued commitment and recognition of the value that i2 solutions deliver.

         Diluted earnings per share on a pro forma basis were $.02 for the first quarter of 2001, compared to $.04 in the same period last year. Pro forma earnings exclude amortization of intangibles, write-off of in-process R&D and acquisition-related expenses, non-recurring items, employer taxes on stock option exercises and net losses realized on minority investments.

         Pro forma operating margin for the first quarter of 2001 was 2 percent as compared to 10 percent for the same period last year. Pro forma net income for the first quarter of 2001 was $7.5 million, down from $13 million in the same period last year. As growth continually exceeded expectations in 2000, the company continued to expand to address anticipated strong demand in 2001. A sudden and severe decline in market conditions, coupled with this increased cost structure, caused the company to fall short of its profitability goals for the first quarter.

         "It is obvious that the business climate has changed for the worse," said Bill Beecher, i2 CFO. "On April 2, we announced plans to reduce our workforce by about 10 percent, as part of an effort to bring our total expenses in line with our current business outlook. We acted swiftly and have already reduced our staff by over 600. We continue to work throughout the company to reduce costs as part of our overall restructuring."

LOOKING FORWARD

         "The company is not changing its business model. We will continue to focus on our fundamental strategy of offering an integrated one-stop shop for the most comprehensive e-business solutions, based on an open technology platform and network to support collaboration, commerce and content," said Sidhu. "We will continue to take calculated risks in order to capitalize on the strategic opportunities that we face."

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PRESS RELEASE

i2 ANNOUNCES FIRST QUARTER 2001 RESULTS
PAGE 2

         "We remain focused on maximizing long-term earnings and cash flow and are very proud that in our five years as a public company we have never operated at a loss on a pro forma basis. However, in the short-term, while we are making adjustments to our cost structure and positioning for an economic upturn, we are expecting a pro forma loss over the next couple of quarters," said Beecher.

         The company believes that revenue for the second quarter of 2001 will be sequentially down. While the economy remains uncertain and could cause results to vary materially, the company now expects growth in total revenues this year between 15-20 percent.

         Company management will further discuss expectations for future revenue and earnings on the company's conference call with investors and analysts available at www.i2.com/investors.

         "i2 is uniquely positioned in the market as the recognized leader in supply chain management and the dominant solution provider in supplier relationship management," commented Greg Brady, i2 president. "The company has a commanding lead in order management, content and marketplace solutions, enabling us to deliver value to our customers today and well into the future. We are positioning the company to emerge from the current economic down cycle stronger than our competitors with the best software and e-business solutions to meet our customers' critical business needs."

OTHER HIGHLIGHTS

Alliances/partners
i2 announced new or expanded relationships with the following partners this quarter:

o IBM, expanding to offer Internet-based order fulfillment platform for large-scale e-business environments

o    webMethods, Inc., for an integration platform within the TradeMatrix
     Network(TM)

o Intel Corporation, to accelerate deployment of i2's e-marketplace and supply chain management applications powered by Intel-based servers

o BroadVision, Inc., for a partnership in EMEA (Europe, Middle East and Africa) to deliver comprehensive e-commerce solutions

o Vitalz, to deliver a web-based resource management solution for the health care industry

o Furndex, to offer the suite of i2 TradeMatrix(TM) Solutions to the furniture industry

o UPS Logistics Technologies, to allow i2 to resell UPS Logistics Technologies' local routing and route planning solutions

o QRS Corporation, to integrate i2 TradeMatrix Solutions with QRS' Tradeweave Retail Network

o The New Health Exchange, to develop a comprehensive online product catalog and content solution to serve the United States health care supply market

ACQUISITIONS

         On March 8, 2001, i2 signed a definitive agreement to acquire RightWorks Corporation, a partner company in the Internet Capital Group network. RightWorks provides e-procurement and commerce solutions that will strengthen the i2 TradeMatrix Solutions and i2 TradeMatrix Platform(TM), enabling i2 to offer the industry's most comprehensive solutions for e-business transformation.

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PRESS RELEASE
i2 ANNOUNCES FIRST QUARTER 2001 RESULTS
PAGE 3

         On March 23, 2001, i2 completed the acquisition of Trade Service Corporation, a leading provider of maintenance, repair and content and its affiliate ec-Content, Inc., which develops and manages content for digital marketplaces, e-procurement and syndication. This acquisition was accounted for as a purchase; accordingly, the results of operations of Trade Service Corporation and ec-Content have been included with i2's results of operations since March 23, 2001.

MARKETPLACES

         Nine global airlines and three aerospace manufacturers united to form Cordiem, LLC, the aviation industry's first business-to-business (B2B) exchange and application services provider jointly owned by buyers and sellers. Cordiem builds on the previous efforts of AirNewco, an airline-led B2B initiative, and MyAircraft.com, a manufacturer-led exchange. The company partnered with i2 and another provider to deploy its core e-business platform and related solutions, and selected IBM as its hosting provider.

TECHNOLOGY AND PRODUCTS

         i2 introduced an entire suite of solutions designed to optimize each phase of the supply chain to transform the way companies do business in the new economy. i2's solution footprint enables companies to streamline and transform all key business processes in their value chain and includes three decision support solution suites (Supplier Relationship Management - SRM, Supply Chain Management - SCM, and Customer Relationship Management - CRM), i2 TradeMatrix Platform, content from i2's Infinite Content(TM), and TradeMatrix Network.

         i2 developed an e-learning program to aid in the successful adoption of new e-business processes and enabling technologies. i2's first e-learning course, titled "Intelligent Supply Chain Management," provides an overview of the supply chain management process and describes the individual functions within the SCM process, how they integrate with each other, the goals and metrics to be defined, and the critical steps to optimize the end-to-end SCM process.

         i2 features a value calculator on its web site aimed at helping prospective customers assess the value their companies could realize using i2 TradeMatrix Solutions. The i2 value calculator evaluates every implementation area for a company and then formulates ideas for customized solutions within i2 TradeMatrix and in every portion of the value chain, SRM, SCM and CRM.

CUSTOMERS

         Dillard's Inc. purchased i2's e-business solutions to transform its forecasting processes and replenishment of basic stock items. With best-in-class supply chain solutions from i2, Dillard's plans to implement demand planning, retail replenishment planning, and business process intelligence tools designed to improve its delivery of exceptional customer service.

         Hitachi, Ltd. plans to implement i2 TradeMatrix Solutions at select Hitachi divisions to improve supply chain processes. Experio Solutions, a unit of Hitachi, also plans to provide consulting services to Hitachi and other leading companies to assist in the implementation of i2 solutions.

         Also for first quarter 2001, i2 completed more than 120 go-live projects, spanning a total of 62 companies. These customers represent many vertical industries, including high-tech,


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PRESS RELEASE
i2 ANNOUNCES FIRST QUARTER 2001 RESULTS
PAGE 4

consumer goods, retail, automotive & industrial, metals, paper, oil & gas, chemical, and marketplaces. i2 partnered with several firms for project implementation including Accenture, Cap Gemini Ernst & Young, IBM and PricewaterhouseCoopers.

BOARD MEMBERS

         i2 and Tom Meredith have agreed that he will not seek re-election to the board of directors of i2 due to a conflict of interest with another board of which he is a member.

CONFERENCE CALL

         i2 will host a conference call to further discuss these results at 5:00 p.m. EDT on Wednesday, April 18, 2001, available via web cast www.i2.com/investors.

ABOUT i2

i2 is creating real value for its global e-business customers through its i2 TradeMatrix Solutions, content, and marketplace platforms. i2 TradeMatrix allows businesses to create both private and public marketplaces, while improving the efficiencies of all participants. i2 provides a wide variety of collaborative e-business services for both the early stages and next generation of e-business adoption, with each service supported by decision optimization, transaction management and content management solutions. Founded in 1988, i2's mission is to deliver $75 billion in value to its customers by 2005. i2 is headquartered in Dallas, has more than 5,600 employees and maintains offices worldwide. Visit i2's Web site at http://www.i2.com.

i2 is a registered trademark of i2 Technologies, Inc., as are i2 TradeMatrix, i2 TradeMatrix Solutions, i2 TradeMatrix Platform, Infinite Content, TradeMatrix Network and the i2 logo design.

i2 CAUTIONARY LANGUAGE

This press release contains forward-looking statements including expectations of future financial and operating results, continued demand for the Company's solutions, the Company's ability to achieve anticipated cost reductions, and our customers' ability to achieve expected benefits of our software. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from these expectations. Factors that could cause actual results to differ, including but not limited to continued reduction in the pace of IT spending, general economic conditions, competition, the failure of Company's customers to successfully implement Company solutions or to achieve benefits attributable to Company products, increased length of sales cycles, vulnerability to revenue stream volatility as a result of our reliance upon large transactions, decreased visibility into future revenue growth or weakness, unforeseen expenses the Company may incur in future quarters, or the inability to identify expenses that can be eliminated. In addition, please refer to the sections captioned "Forward-Looking Statements" and "Factors That May Affect Future Results" in Management's Discussion and Analysis of Financial Condition and Results of Operations, Item 7 of the Form 10-K filed with the SEC on March 29, 2001, for a more complete discussion of these risks and uncertainties. i2 assumes no obligation to update the forward-looking information contained in this news release.

CONTACT:

Sue LaDow                                   Brent Anderson
Media Relations                             Investor Relations
469-357-3027                                469-357-6012
susan_ladow@i2.com                          brent_anderson@i2.com

================================================================================

PRESS RELEASE

                             i2 TECHNOLOGIES, INC.
               CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                         For the Three Months Ended
                                                                  March 31,
                                                       ------------------------------
                                                            2001             2000
                                                       -------------    -------------

Revenues:
  Software licenses                                    $     211,132    $     113,584
  Services                                                    93,223           46,870
  Maintenance                                                 52,203           25,826
                                                       -------------    -------------
    Total revenues                                           356,558          186,280
Costs and expenses:
  Cost of software licenses                                   21,811            5,366
  Cost of services and maintenance                            83,085           41,072
  Sales and marketing                                        140,629           66,210
  Research and development                                    75,236           39,846
  General and administrative                                  29,699           16,607
  Amortization of intangibles                                768,958               --
  In-process R&D and acquisition-related expenses              4,700              557
                                                       -------------    -------------
    Total costs and expenses                               1,124,118          169,658
                                                       -------------    -------------
Operating income (loss)                                     (767,560)          16,622
  Other income (expense), net                                (13,537)           2,499
                                                       -------------    -------------
Income (loss) before income taxes                           (781,097)          19,121

Provision for income taxes                                    (6,946)           7,380
                                                       -------------    -------------

Net income (loss)                                      $    (774,151)   $      11,741
                                                       =============    =============
Basic and diluted earnings (loss) per common share:
  Basic earnings (loss) per common share               $       (1.90)   $        0.04
  Diluted earnings (loss) per common share             $       (1.90)   $        0.03
  Weighted-average common shares outstanding                 408,074          313,000
  Weighted-average diluted common shares outstanding         408,074          366,050







                             i2 TECHNOLOGIES, INC.
     PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED
       EXCLUDING AMORTIZATION OF INTANGIBLES, WRITE-OFF OF IN-PROCESS R&D
        AND ACQUISITION-RELATED EXPENSES, EMPLOYER TAXES ON STOCK OPTION
           EXERCISES AND NET LOSSES REALIZED ON MINORITY INVESTMENTS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                For the Three Months Ended
                                                                         March 31,
                                                               ----------------------------
                                                                    2001            2000
                                                               ------------    ------------

Revenues                                                       $    356,558    $    186,280
Costs and expenses                                                  349,566         167,928
                                                               ------------    ------------
Operating income                                                      6,992          18,352
    Other income, net                                                 4,692           2,499
                                                               ------------    ------------
Income before income taxes                                           11,684          20,851
Provision for income taxes                                            4,206           7,819
                                                               ------------    ------------
Net income                                                     $      7,478    $     13,032
                                                               ============    ============
    Diluted earnings per common share                          $       0.02    $       0.04
    Weighted-average diluted common shares outstanding              451,467         366,050

THE ABOVE PRO FORMA AMOUNTS HAVE BEEN ADJUSTED
  TO EXCLUDE THE FOLLOWING ITEMS:

Amortization of intangibles                                    $    768,958    $         --
Write-off of in-process R&D and acquisition-related expenses          4,700             557
Employer taxes on stock option exercises                                894           1,173
Net losses realized on minority investments                          18,229              --
Income tax effect                                                   (11,152)           (439)
                                                               ------------    ------------
Net effect of pro forma adjustments                            $    781,629    $      1,291
                                                               ============    ============

PRESS RELEASE

                             i2 TECHNOLOGIES, INC.
                          CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)


                                                          March 31,        December 31,
                                                            2001              2000
                                                       --------------    --------------
                              ASSETS                    (unaudited)

Current assets:
  Cash and cash equivalents                            $      706,286    $      739,241
  Short-term investments                                       94,488            84,086
  Accounts receivable, net                                    303,590           298,465
  Prepaids and other current assets                           122,202            76,989
                                                       --------------    --------------
    Total current assets                                    1,226,566         1,198,781
Premises and equipment, net                                   151,778           124,852
Deferred income taxes and other assets                        435,517           410,026
Intangibles and goodwill, net                               6,816,559         7,492,167
                                                       --------------    --------------
    Total assets                                       $    8,630,420    $    9,225,826
                                                       ==============    ==============
        LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                     $       50,745    $       49,628
  Accrued liabilities                                         138,283           111,739
  Accrued compensation and related expenses                    92,806            84,942
  Deferred revenue                                            182,720           165,689
  Income taxes payable                                         11,451            10,056
                                                       --------------    --------------
    Total current liabilities                                 476,005           422,054
Other long-term liabilities                                       288               325
Long-term debt                                                406,139           350,000
                                                       --------------    --------------
    Total liabilities                                         882,432           772,379
                                                       --------------    --------------
Stockholders' equity:
  Preferred Stock, $0.001 par value, 5,000 shares
   authorized, none issued                                         --                --
  Common Stock, $0.00025 par value, 2,000,000 shares
   authorized, 410,798 and 405,840 shares issued
   and outstanding                                                103               102
  Additional paid-in capital                               10,251,049        10,174,012
  Accumulated other comprehensive loss                        (15,028)           (6,694)
  Accumulated deficit                                      (2,488,136)       (1,713,973)
                                                       --------------    --------------
    Total stockholders' equity                              7,747,988         8,453,447
                                                       --------------    --------------
    Total liabilities and stockholders' equity         $    8,630,420    $    9,225,826
                                                       ==============    ==============